Exhibit 99.

News Release

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

STANDEX REPORTS FISCAL FOURTH QUARTER 2021 FINANCIAL RESULTS

●	Benefits of Portfolio Transformation Strategy Contributing to Solid Operating Performance and Margin Expansion
●	Strong Financial Results Driven by Favorable Sequential Trends at Electronics, Engineering Technologies, and Engraving
●	Robust Free Cash Flow Generation Further Strengthening Significant Financial Flexibility
●	Well-Positioned to Build on Fiscal 2021 Momentum; Expect Continued Improvement in Key Financial Metrics in Fiscal 2022, Supported by Orders Growth and Productivity Initiatives

SALEM, NH – August 12, 2021 – Standex International Corporation (NYSE:SXI) today reported financial results for the fourth quarter of fiscal year 2021 ending June 30, 2021.

Summary Financial Results - Total Standex
($M except EPS and Dividends)	4Q21	4Q20	3Q21	Y/Y	Q/Q
Net Sales	$176.4	$139.4	$172.2	26.6%	2.4%
Operating Income - GAAP	$22.4	$10.1	$5.7	121.4%	296.8%
Operating Income - Adjusted	$23.5	$12.1	$21.0	94.0%	11.9%
Operating Margin - Adjusted	13.3%	8.7%	12.2%	+460 bps	+110 bps
Net Income from Continuing Ops - GAAP	$14.4	$6.1	$1.8	136.7%	720.9%
Net Income from Continuing Ops - Adjusted	$17.1	$8.0	$14.6	113.3%	17.2%

EBITDA	$30.4	$18.6	$13.7	63.8%	122.6%
EBITDA margin	17.2%	13.3%	7.9%	+390 bps	+930 bps
Adjusted EBITDA	$31.5	$20.6	$29.0	53.2%	8.5%
Adjusted EBITDA margin	17.9%	14.8%	16.9%	+310 bps	+100 bps

Diluted EPS - GAAP	$1.18	$0.50	$0.14	136.0%	742.9%
Diluted EPS - Adjusted	$1.40	$0.65	$1.19	115.4%	17.6%
Dividends per share	$0.24	$0.22	$0.24	9.1%	0.0%

Free Cash Flow	$26.4	$19.5	$12.4	35.5%	113.4%
Net Debt to EBITDA	0.6x	0.8x	0.8x	-29.6%	-30.5%

Fourth Quarter Fiscal 2021 Results

Commenting on the quarter’s results, President and Chief Executive Officer David Dunbar said, “We completed a very successful fiscal 2021 with strong fourth quarter results and solid execution on our growth strategy. Our Electronics, Engineering Technologies, and Engraving segments all reported meaningful sequential margin improvement. These trends were complemented by robust free cash flow generation further adding to our substantial financial flexibility. We expect stronger financial results in fiscal 2022 reflecting positive demand trends, further leveraging of our productivity initiatives, and our significantly strengthened operating profile.

“The transformation of our portfolio around businesses with attractive growth and margin profiles, as well as strong customer value propositions, was evident in the quarter on several fronts.  From a revenue perspective, four of our five segments reported year-over-year growth led by the Electronics and Scientific segments. Total company backlog realizable in under one year increased approximately 19% compared to fiscal third quarter 2021.”

“Our deep technical and applications expertise and innovative solutions continue to resonate with customers. For example, at our Engraving segment, we recently delivered prototype modules to support projects in the renewable energy sector for a global energy company. We are very excited about the potential opportunity to further scale up our production to support this client’s plans and expand our range of organic growth opportunities,” continued Mr. Dunbar.

“In addition, our consolidated adjusted operating margin of 12% in fiscal 2021 represented a ninety-basis point increase year-over-year, and our fourth quarter margin of 13.3% is the highest quarterly margin that Standex has ever reported, despite experiencing a work stoppage in Specialty Solutions plants during the fourth quarter. This work stoppage has since been resolved but did have a moderate impact on our fourth quarter financial results in this segment. In fiscal 2022, we have a healthy pipeline of productivity and efficiency initiatives which will provide further margin opportunity. In particular, our focus on mitigating material inflation and improving our cost position in the Electronics segment through changes in reed switch production and material substitution are expected to be substantially complete by the end of fiscal 2022.

“We also had a very strong quarter for cash generation reflecting solid working capital management. We reported free cash flow of approximately $26 million, a nearly 36% year-over-year increase, and generated a free cash flow to GAAP net income conversion rate of 118% in fiscal 2021. At year-end, the Company had approximately $245 million in available liquidity and a net debt to adjusted EBITDA ratio of approximately 0.57x. We continued to repatriate cash in the quarter bringing the total to $38 million in fiscal 2021, slightly ahead of our initial guidance. For fiscal 2022, we expect to repatriate between $30 million and $35 million.

“We are entering fiscal 2022 well-positioned for improved financial performance as we continue to build on our portfolio of high-quality businesses.  We expect positive trends in end markets such as electric vehicles, renewable energy, and smart grid. In addition, there are new business opportunities in the space and aviation sectors complemented by ongoing company-wide new product development efforts. Our consistent free cash flow generation and significant financial strength provide a strong foundation for future growth,” concluded Dunbar.

Outlook

In fiscal first quarter 2022, the Company expects a slight decrease in revenue, but similar operating margin compared to fiscal fourth quarter 2021. Revenue and operating margin will increase year-over-year compared to fiscal first quarter 2021.

Compared to fiscal fourth quarter 2021, the Company expects a slight increase in Electronics and Specialty segment revenue with continued broad-based end market strength and growth in these segments. Revenue in the Engraving and Engineering Technologies segments is expected to have a slight to moderate decrease due to the timing of projects. The Scientific segment is expected to have a moderate revenue decrease due to lower demand for COVID-19 vaccine storage refrigeration units.

Fourth Quarter Segment Operating Performance

Electronics (41% of sales; 50% of segment operating income)

	4Q21	4Q20	% Change
Electronics ($M)
Revenue	$72.8	$44.8	62.7%
Operating Income	15.7	5.9	168.8%
Operating Margin	21.6%	13.1%

Revenue increased $28.0 million or 62.7% year-over-year reflecting a 42.2% organic growth rate with approximately $1.9 million of the total revenue increase or 4.2% related to foreign exchange. Organic revenue growth was due to a continued broad-based geographical recovery as well as increased demand for relays in solar and electric vehicle applications. The recent Renco acquisition contributed revenue of $7.3 million or approximately 26% of the increase in year-over-year segment revenue growth.

Operating income increased approximately $9.9 million or 168.8% year-over-year which reflected operating leverage associated with revenue growth, profit contribution from Renco and pricing and productivity initiatives.

In fiscal first quarter 2022, the company expects a slight increase in revenue and a moderate operating margin increase reflecting continued end market strength compared to fiscal fourth quarter 2021.

Engraving (21% of sales; 18% of segment operating income)

	4Q21	4Q20	% Change
Engraving ($M)
Revenue	$36.6	$31.6	15.9%
Operating Income	5.6	2.6	119.0%
Operating Margin	15.4%	8.1%

Revenue increased approximately $5.0 million or 15.9% year-over-year with operating income growth of approximately $3.1 million or 119% year-over-year reflecting a favorable geographic mix, timing of projects, and increased soft trim product demand leveraged over segment productivity and cost initiatives.

In fiscal first quarter 2022, the Company expects a slight to moderate revenue and operating margin decrease compared to fiscal fourth quarter 2021, primarily due to the timing of projects and regional mix.

Scientific (12% of sales; 13% of segment operating income)

	4Q21	4Q20	% Change
Scientific ($M)
Revenue	$20.6	$12.7	62.7%
Operating Income	4.1	2.8	48.7%
Operating Margin	20.0%	21.9%

Revenue increased approximately $8.0 million or 62.7% year-over-year reflecting positive trends at pharmaceutical channels, clinical laboratories, and academic institutions primarily attributable to demand for COVID-19 vaccine storage compared to fourth quarter fiscal 2020.

Operating income increased $1.4 million or 48.7% year-over-year, reflecting the volume increase balanced with investments to support future growth opportunities and higher freight costs.

In fiscal first quarter 2022, the Company expects a moderate sequential decrease in revenue and slight decline in margin reflecting lower demand for COVID-19 vaccine storage refrigeration and increased freight costs partially offset by pricing actions.

Engineering Technologies (11% of sales; 10% of segment operating income)

	4Q21	4Q20	% Change
Engineering Technologies ($M)
Revenue	$20.5	$26.2	-21.8%
Operating Income	3.1	4.1	-25.6%
Operating Margin	15.1%	15.8%

On a year-over-year basis, revenue decreased $5.7 million or 21.8% and operating income was $1.1 million lower, representing a 25.6% decrease. This primarily reflected the absence of the recently divested Enginetics business which contributed $3.6 million in revenue to fiscal fourth quarter 2020 and the economic impact of COVID-19 on this segment’s end markets.

On a sequential basis, operating margin increased to 15.1% compared to 6.2% in fiscal third quarter 2021 reflecting a continued broad-based sequential end market recovery and favorable mix complemented by ongoing productivity initiatives.

In fiscal first quarter 2022, the Company expects a slight to moderate decrease in revenue and operating margin reflecting the timing of projects.

Specialty Solutions (15% of sales; 9% of segment operating income)

	4Q21	4Q20	% Change
Specialty Solutions ($M)
Revenue	$25.8	$24.1	7.1%
Operating Income	3.0	3.7	-18.7%
Operating Margin	11.6%	15.2%

On a year-over-year basis, Specialty Solutions revenue increased approximately $1.7 million or 7.1% as its end markets, particularly in food service and specialty retail continued to recover. Operating income decreased $0.7 million or 18.7%. This reflected the impact of a work stoppage in the segment’s plants and material inflation which the Company is seeking to recover through pricing actions.

In fiscal first quarter 2022, the Company expects a slight sequential increase in revenue and operating margin primarily due to growth in Merchandising and Pumps businesses partially offset by the impact of a prior work stoppage at one of the plants.

Balance Sheet and Cash Flow Highlights

●

Net Debt:  Standex had net debt of $63.1 million at June 30, 2021 compared to $82.1 million at the end of the fiscal third quarter of 2021 and $80.3 million at the end of fiscal 2020. Net debt for the fourth quarter of 2021 consisted primarily of long-term debt of $200 million and cash and equivalents of $136.4 million of which $92.2 million was held by foreign subsidiaries.

Standex repatriated approximately $6.8 million in fiscal fourth quarter 2021 and $37.6 million in fiscal 2021. The company expects to repatriate between $30 million and $35 million in fiscal 2022. The Company’s net debt to adjusted EBITDA leverage ratio was approximately 0.57x at the end of the fiscal fourth quarter 2021.

●

Cash Flow: Net cash provided by continuing operating activities for the three months ended June 30, 2021 was $32.5 million compared to net cash provided by continuing operating activities of $25.2 million in the prior year. The Company generated free cash flow after capital expenditures of $26.4 million compared to free cash flow of $19.5 million in the fiscal fourth quarter of 2020. The year-over-year increase is primarily a result of improvement in working capital metrics.

Capital Allocation

●

Share Repurchase: During the fiscal fourth quarter, the Company repurchased approximately 50,000 shares for $5.0 million. There is approximately $22 million remaining under the Board's current share repurchase authorization.

●

Capital Expenditures: In fiscal fourth quarter 2021, Standex’s capital expenditures were $6.1 million compared to $5.7 million in the fiscal fourth quarter of 2020. Investments were focused on maintenance, safety, and the Company’s highest priority growth initiatives. The Company expects fiscal year 2022 capital expenditures to be between $25 million and $30 million compared to $21.5 million in fiscal 2021.

●

Dividends:  On July 22, 2021, the Company declared a quarterly cash dividend of $0.24 per share, a 9% year-over-year increase. The dividend is payable on August 25, 2021 to shareholders of record on August 2, 2021.

Conference Call Details

Standex will host a conference call for investors tomorrow, August 13, 2021 at 8:30 a.m. ET. On the call, David Dunbar, President and CEO, and Ademir Sarcevic, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Events and Presentations,” located at www.standex.com.

A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation online through August 13, 2022. To listen to the teleconference playback, please dial (877) 344-7529 in the U.S. or (412) 317-0088 internationally; the passcode is 10158341. The audio playback via phone will be available through August 20, 2021. The webcast replay can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP adjusted income from operations, non-GAAP adjusted net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted EBITDA, adjusted EBITDA to net debt, and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures including the impact of restructuring charges, purchase accounting, insurance recoveries, discrete tax events, loss on sale of a business unit, and acquisition costs help investors to obtain a better understanding of our operating results and prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Electronics, Engraving, Scientific, Engineering Technologies, and Specialty Solutions with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Brazil, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

Forward-Looking Statements

Statements contained in this Press Release that are not based on historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "should," "could," "may," "will," "expect," "believe," "estimate," "anticipate," "intend," "continue," or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company's business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include, but are not limited to: the impact of pandemics such as the current coronavirus on employees, our supply chain, and the demand for our products and services around the world; materially adverse or unanticipated legal judgments, fines, penalties or settlements; conditions in the financial and banking markets, including fluctuations in exchange rates and the inability to repatriate foreign cash; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, transportation, food service equipment, consumer appliance, energy, oil and gas and general industrial markets; lower-cost competition; the relative mix of products which impact margins and operating efficiencies in certain of our businesses; the impact of higher raw material and component costs, particularly steel, certain materials used in electronics parts, petroleum based products, and refrigeration components; an inability to realize the expected cost savings from restructuring activities including effective completion of plant consolidations, cost reduction efforts including procurement savings and productivity enhancements, capital management improvements, strategic capital expenditures, and the implementation of lean enterprise manufacturing techniques; the potential for losses associated with the exit from or divestiture of businesses that are no longer strategic or no longer meet our growth and return expectations; the inability to achieve the savings expected from global sourcing of raw materials and diversification efforts in emerging markets; the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs; the inability to attain expected benefits from acquisitions and the inability to effectively consummate and integrate such acquisitions and achieve synergies envisioned by the Company; market acceptance of our products; our ability to design, introduce and sell new products and related product components; the ability to redesign certain of our products to continue meeting evolving regulatory requirements; the impact of delays initiated by our customers; and our ability to increase manufacturing production to meet demand; and potential changes to future pension funding requirements. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Contact:

Ademir Sarcevic, CFO

(603) 893-9701

e-mail : InvestorRelations@Standex.com

Standex International Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
(In thousands, except per share data)	2021	2020	2021	2020

Net sales	$176,435	$139,386	$656,232	$604,535
Cost of sales	110,627	92,468	414,971	389,080
Gross profit	65,808	46,918	241,261	215,455

Selling, general and administrative expenses	42,305	34,802	163,063	148,499
Restructuring costs	1,000	1,877	3,478	4,669
Loss on sale of business	-	-	14,624	-
Acquisition related costs	81	110	931	1,759

Income from operations	22,422	10,129	59,165	60,528

Interest expense	1,589	1,655	5,992	7,475
Other non-operating (income) / expense	400	(456)	473	(1,021)
Total	1,989	1,199	6,465	6,454

Income from continuing operations before income taxes	20,433	8,930	52,700	54,074
Provision for income taxes	6,002	2,832	14,157	13,060
Net income from continuing operations	14,431	6,098	38,543	41,014

Income (loss) from discontinued operations, net of tax	(482)	(4,263)	(2,070)	(20,826)

Net income (loss)	$13,949	$1,835	$36,473	$20,188

Basic earnings per share:
Income (loss) from continuing operations	$1.20	$0.50	$3.17	$3.33
Income (loss) from discontinued operations	(0.04)	(0.35)	(0.17)	(1.69)
Total	$1.16	$0.15	$3.00	$1.64

Diluted earnings per share:
Income (loss) from continuing operations	$1.18	$0.50	$3.14	$3.31
Income (loss) from discontinued operations	(0.04)	(0.35)	(0.17)	(1.68)
Total	$1.14	$0.15	$2.97	$1.63

Average Shares Outstanding
Basic	12,068	12,249	12,156	12,324
Diluted	12,213	12,281	12,258	12,387

Standex International Corporation
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	June 30,
(In thousands)	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$136,367	$118,809
Accounts receivable, net	109,883	98,157
Inventories	91,862	85,031
Prepaid expenses and other current assets	23,504	18,870
Income taxes receivable	12,750	8,194
Current assets- Discontinued Operations	-	2,936
Total current assets	374,366	331,997

Property, plant, equipment, net	133,373	132,533
Intangible assets, net	98,929	106,412
Goodwill	278,054	271,221
Deferred tax asset	9,566	17,322
Operating lease right-of-use asset	37,276	44,788
Other non-current assets	30,659	26,605
Total non-current assets	587,857	598,881

Total assets	$962,223	$930,878

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$74,756	$54,910
Accrued liabilities	61,717	60,539
Income taxes payable	7,236	7,428
Total current liabilities	143,709	122,877

Long-term debt	199,490	199,150
Operating lease long-term liabilities	29,041	36,293
Accrued pension and other non-current liabilities	83,558	110,926
Total non-current liabilities	312,089	346,369

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	80,788	72,752
Retained earnings	852,489	827,656
Accumulated other comprehensive loss	(116,140)	(147,659)
Treasury shares	(352,688)	(333,093)
Total stockholders' equity	506,425	461,632

Total liabilities and stockholders' equity	$962,223	$930,878

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
(unaudited)

	Year Ended
	June 30,
(In thousands)	2021	2020

Cash Flows from Operating Activities
Net income	$36,473	$20,188
Income (loss) from discontinued operations	(2,070)	(20,826)
Income from continuing operations	38,543	41,014

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,241	32,294
Stock-based compensation	8,368	7,026
Non-cash portion of restructuring charge	(489)	386
Gain from extinguishment of debt - PPP loan	(713)	-
Loss on sale of business	14,624	-
Life insurance benefit	-	(1,302)
Contributions to defined benefit plans	(8,120)	(4,040)
Net changes in operating assets and liabilities	(3,588)	(20,701)
Net cash provided by operating activities - continuing operations	81,866	54,677
Net cash provided by (used in) operating activities - discontinued operations	1,716	(7,435)
Net cash provided by (used in) operating activities	83,582	47,242
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(21,752)	(21,521)
Expenditures for acquisitions, net of cash acquired	(27,406)	(622)
Proceeds from sale of business	11,678	-
Other investing activities	(1,611)	1,523
Net cash (used in) investing activities from continuing operations	(39,091)	(20,620)
Net cash provided by investing activities from discontinued operations	-	20,003
Net cash (used in) investing activities	(39,091)	(617)
Cash Flows from Financing Activities
Proceeds from borrowings	(17,000)	106,500
Payments of debt	17,000	(105,300)
Contingent consideration payment	(356)	(872)
Activity under share-based payment plans	1,273	1,738
Purchase of treasury stock	(21,200)	(10,437)
Cash dividends paid	(11,449)	(10,606)
Net cash provided by (used in) financing activities	(31,732)	(18,977)

Effect of exchange rate changes on cash	4,799	(1,984)

Net changes in cash and cash equivalents	17,558	25,664
Cash and cash equivalents at beginning of year	118,809	93,145
Cash and cash equivalents at end of period	$136,367	$118,809

Standex International Corporation
Selected Segment Data
(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
(In thousands)	2021	2020	2021	2020
Net Sales
Electronics	$72,844	$44,773	$253,369	$185,294
Engraving	36,639	31,618	147,016	143,736
Scientific	20,645	12,689	79,421	57,523
Engineering Technologies	20,471	26,178	75,562	104,047
Specialty Solutions	25,836	24,128	100,864	113,935
Total	$176,435	$139,386	$656,232	$604,535

Income from operations
Electronics	$15,739	$5,856	$46,600	$29,749
Engraving	5,626	2,569	22,510	20,493
Scientific	4,127	2,775	18,240	13,740
Engineering Technologies	3,088	4,149	6,164	14,027
Specialty Solutions	2,990	3,678	14,358	18,546
Restructuring	(1,000)	(1,877)	(3,478)	(4,669)
Acquisition Related Costs	(81)	(110)	(931)	(1,759)
Loss on Sale of Business	-	-	(14,624)	-
Corporate	(8,067)	(6,911)	(29,674)	(29,599)
Total	$22,422	$10,129	$59,165	$60,528

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
(In thousands, except percentages)	2021	2020	% Change	2021	2020	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Net Sales	$176,435	$139,386	26.6%	$656,232	$604,535	8.6%
Income from operations, as reported	$22,422	$10,129	121.4%	$59,165	$60,528	-2.3%
Income from operations margin	12.7%	7.3%		9.0%	10.0%
Adjustments:
Restructuring charges	1,000	1,877		3,478	4,669
Acquisition-related costs	81	110		931	1,759
Loss on sale of business	-	-		14,624	-
Property insurance deductible	-	-		-	-
Purchase accounting expenses	-	-		592	-
Adjusted income from operations	$23,503	$12,116	94.0%	$78,790	$66,956	17.7%
Adjusted income from operations margin	13.3%	8.7%		12.0%	11.1%
Interest and other income (expense), net	(1,989)	(1,199)		(6,465)	(6,454)
Life insurance benefit	-	-			(1,302)
Provision for income taxes	(6,002)	(2,832)		(14,157)	(13,060)
Discrete and other tax items	1,774	253		1,578	(1,164)
Tax impact of above adjustments	(224)	(338)		(3,434)	(1,716)
Net income from continuing operations, as adjusted	$17,062	$8,000	113.3%	$56,312	$43,260	30.2%

EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations, as reported	$14,431	$6,098	136.7%	$38,543	$41,014
Net income from continuing operations margin	8.2%	4.4%		5.9%	6.8%
Add back:
Provision for income taxes	6,002	2,832		14,157	13,060
Interest expense	1,589	1,655		5,992	7,475
Depreciation and amortization	8,398	7,992		33,241	32,294
EBITDA	$30,420	$18,577	63.8%	$91,933	$93,843	-2.0%
EBITDA Margin	17.2%	13.3%		14.0%	15.5%
Adjustments:
Restructuring charges	1,000	1,877		3,478	4,669
Acquisition-related costs	81	110		931	1,759
Loss on sale of business	-	-		14,624	-
Life insurance benefit	-	-		-	(1,302)
Purchase accounting expenses	-	-		592	-
Adjusted EBITDA	$31,501	$20,564	53.2%	$111,558	$98,969	12.7%
Adjusted EBITDA Margin	17.9%	14.8%		17.0%	16.4%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$32,528	$25,188		$81,866	$54,677
Less: Capital expenditures	(6,140)	(5,715)		(21,752)	(21,521)
Free operating cash flow	$26,388	$19,473		$60,114	$33,156

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
Adjusted earnings per share from continuing operations	2021	2020	% Change	2021	2020	% Change

Diluted earnings per share from continuing operations, as reported	$1.18	$0.50	136.0%	$3.14	$3.31	-5.1%

Adjustments:
Restructuring charges	0.06	0.12		0.22	0.28
Acquisition-related costs	0.01	0.01		0.06	0.10
Loss on sale of business	-	-		1.01	-
Life insurance benefit	-	-		-	(0.11)
Discrete tax items	0.15	0.02		0.13	(0.09)
Purchase accounting expenses	-	-		0.04	-
Diluted earnings per share from continuing operations, as adjusted	$1.40	$0.65	115.4%	$4.60	$3.49	31.8%